NORTHERN FUNDS

	FORM N-SAR

	File No. 811-8236

	Fiscal Year Ended March 31, 2000


Exhibit Index

Sub-Item 77B:  Accountant's Report on Internal Control.

Sub-Item 77C:  Matters submitted to a vote of security holders.

Sub-Item 77I:  Terms of new or amended securities.

Sub-Item 77Q1(a): Material Amendments to Charter or By-Laws.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.


Sub-Item 77B:  Accountant's Report on Internal Control.

		Please see attached Exhibit.


Sub-Item 77C:  Matters to be submitted to a vote of security holders.

		Please see attached Exhibit.


Sub-Item 77I:  Terms of new or amended securities.

(b)The Registrant offered new shares of common stock for the Market
Command Fund.

The information required by Sub-Item 77I(b) with respect to the MarketCommand Fund is incorporated herein by reference to the following sections of the Registrant's prospectus dated December 29, 1999 and statement of additional information dated December 29, 1999: Equity Funds; Fund Fees and Expenses; Account Policies and Other Information; Dividends and Distributions (prospectus); Investment Restrictions; Automatic Investing Plan; Directed Reinvestments;
Redemptions and Exchanges; Retirement Plans; Expenses;
Taxes; Performance Information; and Description of Shares (statement of additional information).


Sub-Item 77Q1(a): Copies of any material amendments to the Registrant's Charter or By-
Laws.

	(1)	Amendment No. 14 to the Agreement and Declaration of Trust
dated October 1, 1999 is incorporated herein by reference to Exhibit(a)(15) to Post-Effective Amendment No. 27.

	(2)	Amendment No. 15 to the Agreement and Declaration of Trust
dated November 17, 1999 is incorporated herein by reference to Exhibit
(a)(15) to Post-Effective Amendment No. 28.

	(3)	Amendment No. 16 to the Agreement and Declaration of Trust
dated February 8, 2000 is incorporated by reference to Exhibit (a)(17) to Post-Effective Amendment No. 29.

	(4)	Amendment No. 17 to the Agreement and Declaration of Trust
dated February 8, 2000 is incorporated herein by reference to Exhibit (a)(18) to Post-Effective Amendment No. 29.


Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

	Addendum No. 9 to the Investment Advisory Agreement between the Registrant and The Northern Trust Company dated December 28, 1999, is incorporated herein by reference to Exhibit (d)(11) to Post-Effective Amendment No. 28.

	Addendum No. 10 to the Investment Advisory Agreement between the Registrant and The Northern Trust Company dated February 8, 2000 is incorporated herein by reference to Exhibit (d)(12) to Post-Effective Amendment No. 29.